UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BIOHAVEN LTD.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

To Our Shareholders,
Though we embarked on an exciting new path together this past year -- navigating new territories and armed with a transformed portfolio -- some things haven’t changed. Many of the same passionate executive team and Board members who worked in lockstep to drive value in years past are still fervently working together to drive continued value. The incredible R&D contributors we assembled over the years continue to walk our halls and feverishly drive workstreams, conduct work at our labs and relentlessly pursue innovations in science to benefit patients and shareholders. Our core competency and founding objective of improving the lives of people with neurological and neuropsychiatric disease, including rare disorders, remains at the forefront of our development expertise.

At Biohaven, we know Days Matter.

The very same urgency that drove our steadfast work in recent years and ultimately the approval of two drug products, Nurtec ODT and Zavzpret, remains the hallmark of our mission. Every precious day matters to a patient suffering from a life-threatening illness.

Days also matter to our employees, who dedicate their lives to relentlessly accelerating innovative medicines to patients who desperately need options.

And days matter to you, our shareholders, as you undoubtedly have faced your own personal and professional challenges in the wake of the pandemic and other challenging national and geopolitical developments across the globe.

We understand Days Matter because we have lived and breathed this mantra every single day since the earliest days of our founding. Following Pfizer’s acquisition of Biohaven Pharmaceutical Holding Company Ltd. for nearly $13 billion in total consideration on October 3, 2022 -- one of the largest biopharma transactions of the last decade – some questioned why we weren’t retiring. Well, those who really know us understand what motivated us to return to our work on October 4, 2022 to start Biohaven Ltd. Relishing in our success will not help the millions of patients who are still counting on us to deliver the next set of paradigm-shifting therapies.

Our achievements significantly outpaced our expectations in the years since Biohaven’s first incorporation. And thanks to our high value platforms, innovative portfolio, proven formula, and a group of passionate people who believe in helping others we look forward to the future for patients and investors.

Let’s review some notable progress we made and forthcoming expectations:

CGRP Receptor Antagonists: NURTEC® ODT (rimegepant) & ZAVZPRET Intranasal (zavegepant)
Following the completion of Pfizer Inc.’s acquisition of Biohaven Pharmaceutical Holding Company Ltd, Pfizer boldly took the baton to carry Biohaven’s extraordinary migraine franchise and calcitonin gene-related peptide ("CGRP") programs to patients around the Globe. Rimegepant, approved in the U.S. under the trade name NURTEC® ODT, is the first migraine therapy approved for both the acute treatment of migraine and preventive treatment of episodic migraine. NURTEC® ODT ultimately became the #1 prescribed migraine medicine in its class in the United States under Biohaven’s leadership. Pfizer also acquired Zavzpret (zavegepant), the first and only CGRP receptor antagonist approved in an intranasal formulation, and a portfolio of multiple pre-clinical CGRP assets.

Biohaven is confident that Pfizer will excel in bringing Nurtec ODT and Zavzpret to patients around the globe to alleviate the burden of migraine and quickly return many patients to normal functioning after a migraine attack. Pursuant to the acquisition, Biohaven is entitled to receive royalty payments in low- to mid-teens percentages in respect of annual U.S. net sales of rimegepant and zavegepant exceeding $5.25 Billion, subject to an annual cap of $400M per year.

Following the close of the acquisition in October of 2022, Biohaven redoubled efforts to advance its broad and diverse pipeline; with at least five clinical trials currently underway, Biohaven is pursuing novel therapies with target indications including epilepsy, mood disorders, obsessive-compulsive disorder ("OCD"), spinocerebellar ataxia ("SCA"), spinal muscular atrophy ("SMA") and pain disorders. We also have an exciting and potentially paradigm shifting immunoscience technology platform to degrade extracellular proteins including an IND planned for our investigational drug targeting IgG.

Biohaven’s ion channel platform, with its vast potential to address a variety of epilepsy, neuropsychiatric, and pain indications, is supported by compelling proof of concept and proof of mechanism data, and represents a key focus area for the Company:

Ion Channel Platform: Kv7 Activation (BHV-7000 and BHV-7010) and TRPM3 Antagonism (BHV-2100)

KV7 Activation (BHV-7000 and BHV-7010) for epilepsy and other hyperexcitability disorders
In February of 2022, Biohaven acquired Channel Biosciences and its Kv7 ion channel activator platform, including lead asset BHV-7000, a potentially best-in-class potassium channel activator with a profile suggestive of a wide therapeutic index, high selectivity, and significantly reduced GABA-ergic activity. The Company since shared initial Phase 1 data from its SAD/MAD study in January of 2023.

The lack of CNS adverse events (e.g., somnolence, dizziness, fatigue, and ataxia) reported in Biohaven’s Phase 1 study is suggestive of a favorably differentiated tolerability profile compared to currently approved anti-seizure medications and other Kv7 targeting assets in clinical development.

Biohaven expects to initiate Phase 2/3 studies in Focal Epilepsy and Bipolar Disorder in second half of 2023. Biohaven expects to submit an Investigational New Drug application ("IND") in 2023 for BHV-7010, a next generation Kv7 channel activator targeting epilepsy and mood disorders.

TRPM3 Antagonism (BHV-2100)
In other ion channel development, Biohaven is currently evaluating BHV-2100 in preclinical pain models and expects to submit an IND in the second half of 2023 for BHV-2100 targeting chronic pain.

Beyond the ion channel platform, Biohaven continues advancing clinical development across Myostatin, Glutamate Modulation, and targeted cell therapy.

Myostatin: Taldefgrobep Alfa (BHV-2000)
Myostatin inhibition is a promising therapeutic strategy for enhancing muscle mass and strength in a range of pediatric and adult neuromuscular conditions. Taldefgrobep alfa ("T alfa") is a muscle-targeted treatment for neuromuscular disease and offers the opportunity for combination therapy. FDA Fast Track and US Orphan Drug Designation has been granted for T alfa and the Company initiated a Phase 3 clinical trial of T alfa in SMA patients in July of 2022. The Company has since activated more than 20 out of 60 total sites targeted and expects to enroll approximately 180 patients in the study.

Glutamate Modulation: Troriluzole for Obsessive-Compulsive Disorder & Spinocerebellar Ataxia (BHV-4157)
Obsessive-compulsive disorder remains an area of incredibly high unmet need, given the lack of new therapeutic modalities in over thirty years. The Company continues to progress two Phase 3 studies, working to enroll up to 700 patients in each trial across nearly 200 global study sites. Biohaven anticipates completing enrollment in 2023.

Spinocerebellar ataxia likewise remains a key focus area, given the lack of currently approved drug treatments in the United States. Biohaven reported top-line results from a Phase 3 clinical trial evaluating the efficacy and safety of troriluzole in patients with SCA in May of 2022. While the primary endpoint did not reach statistical significance in the overall SCA population, as there was less than expected disease progression over the course of the study, post hoc analysis of efficacy measures by genotype suggested a treatment effect in patients with the SCA Type 3 genotype, which represents the most common form of SCA and accounted for 41 percent of the study population. The Company intends to interact with the FDA and/or EMA in the first half of 2023 regarding potential next steps for SCA.

CD38: Bispecific targeted cell therapy (BHV-1100)
Biohaven had previously initiated a Phase 1a/1b trial in MRD+ post-transplant multiple myeloma patients using BHV-1100 in combination with autologous cytokine induced memory-like (CIML) natural killer (NK) cells and immune globulin (IG) to target and kill multiple myeloma cells expressing the cell surface protein CD38. In an ongoing Phase 1 study at Dana-Farber Cancer Institute, the first patient treated has survived to one year. Two additional patients have been randomized and Biohaven expects to enroll 30 newly diagnosed multiple myeloma patients.

Discovery Research
Though we continue to devote the balance of our resources to drive our clinical development efforts, our discovery platform has long offered exciting promise in areas tangential to our neuroscience work. Accordingly, we were encouraged to witness exciting new developments across our bi-specific technology platforms in recent months and wanted to share a few highlights with you.

IgG Degradation via MoDE (BHV-1300)
Molecular Degraders of Extracellular Proteins (“MoDEs”) are bispecific molecules that target pathologic circulating proteins and direct them to the liver (or other organ systems) for degradation by the endosomal/lysosomal pathway. Our MoDE platform is being explored for use in a wide range of therapeutic areas, including indications in autoimmune diseases, cancer and infectious disease

We evaluated the effect of a single dose of immunoglobulin gamma ("IgG") degrader, BHV-1300, in cynomolgus monkeys and reported 75% reduction of IgG levels from baseline; the observation occurred after three days. The data in this pre-clinical study compares favorably to efgartigimod, where reduction of IgG levels was observed to be 50% and had taken 5-7 days. Biohaven expects to submit an IND application for BHV-1300 with the FDA in the second half of 2023.

Antibody-based Galactose-deficient IgA (“Gd-IgA”) MoDEs
IgA nephropathy (“IgAN”) is the most common primary glomerulonephritis that can progress to renal failure and is characterized by immunoglobulin deposits in the renal mesangium comprised exclusively of the IgA1 subclass.

Though our efforts are early, we were excited to share some preclinical work on this front. We had taken a published rodent format IgG antibody that recognizes Gd-IgA and converted it into a partially-humanized, liver-targeted degrader MoDE using Multimodal Antibody Therapy Enhancer ("MATE") conjugation that potently binds Gd-IgA and causes its endocytosis in human liver cells. Preliminary data suggests the chimeric antibody-ASGPR ligand conjugate specifically mediated endocytosis of Gd-IgA, as opposed to normal IgA, in an endocytosis assay with HepG2 cells. Further work is ongoing to progress this as a potential IgAN treatment.

Antibody Drug Conjugates
We are using our MATE conjugation technology to generate site-specific antibody drug conjugates ("ADCs") from native IgG1 proteins that we believe will show superior stability in comparison with those using current industry-standard cysteine maleimide conjugation. The enhanced in vivo stability and expected superior physicochemical properties of these ADCs could lead to increased therapeutic indices (more cytotoxic payload reaching cancer cells and less reaching normal tissues).

Over 15 site-specific ADCs using a well validated payload linker system have been prepared and are undergoing biological testing in comparison with industry standard maleimide conjugated ADCs.

Controlled Drug Antibody Ratio (DAR) is critical to therapeutic index. Our MATE technology precisely defines DAR. Improved linker stability should yield a wider therapeutic index which potentiates improved safety (less systemic, untargeted payload) and efficacy (targeted payload delivered to tumors).

***

As you can imagine, we are incredibly energized by the vast potential across our portfolio and look forward to sharing updates with you as we continue making progress.

Our commitment to patients, winning with science, and ultimately creating shareholder value guides our every waking decision, and we are fortunate to be part of an organization with leadership and R&D teams that have a proven ability to quickly bringing to market best-in-class therapies to people in need. We couldn’t be more optimistic about our mission and the opportunity to create value – value for patients who count on us, shareholders who are committed to our success and countless other stakeholders who have supported us along the way.

As I have said before - if past is prologue, this proven team will continue to succeed in achieving its mission for patients, shareholders and employees.

We will do it again.

Vlad Coric, M.D., Chairman and Chief Executive Officer

BIOHAVEN LTD.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Tuesday, May 2, 2023
Dear Shareholder:
The Annual Meeting of Shareholders of Biohaven Ltd., or the Company, will be held at Rosewood Little Dix Bay, Lee Road, Virgin Gorda, British Virgin Islands, on Tuesday, May 2, 2023 at 10:00 a.m. local time for the following purposes:
1.    To elect the Board’s nominees:
(a)    Michael T. Heffernan,
(b)    Irina A. Antonijevic, M.D., Ph.D., and
(c)    Robert J. Hugin
to the Board of Directors to hold office until the 2026 Annual Meeting of Shareholders;
2.    To ratify the selection by the audit committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this notice. All shareholders are invited to attend the meeting in person. The record date for the Annual Meeting is March 6, 2023. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.
We are delivering proxy materials for the Annual Meeting under the “Notice and Access” rules of the Securities and Exchange Commission (the “SEC”). These rules permit us to furnish proxy materials, including the attached Notice of Annual Meeting, Proxy Statement and our 2022 Annual Report, to our shareholders by providing access to those documents on the Internet instead of mailing printed copies. The rules also allow us to help the environment by reducing the consumption of paper, energy and other natural resources and to lower printing and distribution expenses paid by the Company. Our shareholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review all of our proxy materials on the Internet. Our shareholders will not receive printed copies unless they request them. The Notice also explains how you may submit your proxy on the Internet.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on May 2, 2023 at 10:00 a.m. local time at Rosewood Little Dix Bay, Lee Road, Virgin Gorda, British Virgin Islands.

The proxy statement and annual report to shareholders
are available at www.proxyvote.com.

By Order of the Board of Directors,

Douglas Gray
Corporate Secretary

Road Town, Tortola, British Virgin Islands
March 23, 2023

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

SEPARATION FROM BIOHAVEN PHARMACEUTICAL HOLDING COMPANY LTD.
On May 9, 2022, Biohaven Pharmaceutical Holding Company Ltd. (the "Former Parent"), Pfizer Inc. (“Pfizer”) and a wholly owned subsidiary of Pfizer (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provided for the acquisition by Pfizer of the Former Parent through the merger of Merger Sub with and into the Former Parent (the “Merger”). In connection with the Merger Agreement, the Former Parent and Biohaven Ltd. entered into a Separation and Distribution Agreement, dated as of May 9, 2022 (the “Distribution Agreement”). In connection with the Distribution Agreement, the Board of Directors of the Former Parent approved and directed the Former Parent’s management to effect the Spin-Off of the business, operations, and activities that are not the CGRP Business (as defined in in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022), including the Kv7 ion channel activators, glutamate modulation, MPO inhibition and myostatin inhibition platforms, preclinical product candidates, and certain corporate infrastructure currently owned by the Former Parent.
On October 3, 2022, the Former Parent completed the distribution (the “Distribution”) to holders of its common shares of all of the outstanding common shares of Biohaven Ltd. and the spin-off of Biohaven from the Former Parent (the “Spin-Off”) described in Biohaven’s Information Statement (the “Information Statement”) attached as Exhibit 99.1 to Biohaven’s Registration Statement on Form 10, as amended (Reg. No. 001-41477), which was declared effective by the Securities and Exchange Commission ("SEC") on September 22, 2022 (the “Form 10”). As a result of the Distribution, Biohaven Ltd. became an independent, publicly traded company. Collectively, we refer to the Distribution and Spin-Off throughout this Annual Report on Form 10-K as the "Separation." More information on the Separation can be found in Note 1 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

BIOHAVEN LTD.
215 Church Street
New Haven, CT 06510
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 2, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?
Pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our shareholders over the Internet instead of mailing each of our shareholders paper copies of those materials. Accordingly, we are sending our shareholders by mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your common shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice or on the website referred to in the Notice.
If you own common shares in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your common shares, please follow each of the separate proxy voting instructions that you received for your common shares held in each of your different accounts.
We are sending the Notice to most of our shareholders by mail beginning on or about March 23, 2023.
What information does the Notice contain?
The Notice includes, among other matters: (i) the place, date and time of the 2023 Annual Meeting of Shareholders (the “annual meeting”); (ii) a brief description of the proposals to be voted on at the annual meeting and the Board of Directors’ voting recommendation with regard to each proposal; (iii) information regarding the website where the proxy materials are posted; (iv) various methods by which a shareholder may request paper or electronic copies of the proxy materials; and (v) instructions on how to vote by Internet, by telephone, by mail or in person at the annual meeting.
Why am I receiving access to these materials?
You are receiving access to these proxy materials because the Board of Directors of Biohaven Ltd. (“Biohaven” or the “Company”) is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by phone or online.
The approximate date on which these proxy materials are first being made available to all shareholders of record entitled to vote at the annual meeting is March 23, 2023.
How do I attend the annual meeting?
The meeting will be held on Tuesday, May 2, 2023 at 10:00 a.m. local time at Rosewood Little Dix Bay, Lee Road, Virgin Gorda, British Virgin Islands. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?
Only shareholders of record at the close of business on March 6, 2023 will be entitled to vote at the annual meeting. On this record date, there were 68,212,479 common shares outstanding, each of which is entitled to one vote per share. Each common share confers upon the holder the right to one vote at the annual meeting.
Shareholder of Record: Shares Registered in Your Name
If on March 6, 2023 your shares were registered directly in your name with Biohaven’s transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.
If you are a shareholder of record, the Notice is being sent to you directly.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on March 6, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How can I view the shareholder list?
A list of the shareholders entitled to vote at the annual meeting will be available for inspection upon request of any shareholder for any purpose germane to the meeting at our principal executive offices, 215 Church Street, New Haven, CT 06510, during the ten days prior to the annual meeting, during ordinary business hours. To make arrangements to review the list prior to the annual meeting, shareholders should contact the Corporate Secretary at +1 (401) 274-9200 or Douglas.Gray@biohavenpharma.com.
On what matters am I voting?
The following matters are scheduled for a vote:
•Election of Directors:
•    Proposal 1(a): Election of Michael T. Heffernan as a director of the Company; and
•    Proposal 1(b): Election of Irina A. Antonijevic, M.D., Ph.D. as a director of the Company; and
•    Proposal 1(c): Election of Robert J. Hugin as a director of the Company; and
•    Proposal 2: Ratification of selection by the audit committee of the Board of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.
How does the Board of Directors recommend I vote?
Our Board of Directors recommends you vote:
•“FOR” each of the nominees to the Board of Directors; and
•“FOR” ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
With respect to Proposals 1(a), 1(b) and 1(c), you may either vote “For” or “Against” each of the nominees to the Board or you may “Abstain” from voting for any nominee you specify.
With respect to Proposal 2, you may vote “For” or “Against” or you may “Abstain” from voting.
The procedures for voting are:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may (1) vote in person at the annual meeting, (2) vote by proxy using the enclosed proxy card, (3) vote by proxy online or (4) vote by proxy by phone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy.
(1)    To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
(2)    To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by May 1, 2023. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
(3)    To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your online vote must be received by 11:59 p.m. ET on May 1, 2023 to be counted.
(4)    To vote by phone, dial toll-free 1-800-690-6903. You will be asked to provide the company number and control number from the enclosed proxy card. Your phone vote must be received by 11:59 p.m. ET on May 1, 2023 to be counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Biohaven. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by phone or online as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, holders of our common shares have one vote for each common share owned as of March 6, 2023.

What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote by completing your proxy card online, by mail, by phone or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation, neither of which we are required to hold this year), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1(a), 1(b), or 1(c) without your specific voting instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, and “For” the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to the Notice and these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Can I change my vote after submitting my proxy?
Shareholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•    You may submit another properly completed proxy card with a later date.
•    You may grant a subsequent proxy by phone or online.
•    You may send a timely written notice that you are revoking your proxy to Biohaven’s Corporate Secretary at 215 Church Street, New Haven, CT 06510.
•    You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or proxy submitted by phone or online is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s annual meeting?
In accordance with the SEC’s Rule 14a-8, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by November 21, 2023 to our Corporate Secretary at 215 Church Street, New Haven, CT 06510. If you wish to nominate an individual for election at, or bring business other than through a shareholder proposal before the 2024 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between January 3, 2024 and February 2, 2024, which is at least 90 days, but not more than 120 days, prior to the first anniversary of our 2023 Annual Meeting of Shareholders. Your notice to the Corporate Secretary must set forth information specified in our Memorandum and Articles of Association, including your name and address and the class and number of our shares that you beneficially own.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Biohaven’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2024.
If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must include, as to each person you propose to nominate for election as a director, the information required by our Amended and Restated Memorandum and Articles of Association and any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Amended and Restated Memorandum and Articles of Association filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on October 3, 2022.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for each of the proposals to elect directors, votes “For,” “Against” and any broker non-votes and abstentions, and with respect to the ratification of independent auditors, votes “For,” “Against” and abstentions. Broker non-votes will have no effect and will not be counted toward the vote total for the director nominees.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
For Proposals 1(a), 1(b) and 1(c), the election of directors, any nominees receiving “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain, will be elected. Only votes “For” or “Against” will affect the outcome with respect to these three proposals, and abstentions will have no effect.
To be approved, Proposal 2, the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Only votes "For" or "Against" will affect the outcome with respect to this proposal, and abstentions will have no effect.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum is present if shareholders holding at least 50% of the votes of the shares entitled to vote on the matters to be considered at the annual meeting are present in person or represented by proxy. On the record date, there were 68,212,479 common shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) online, by mail, by phone or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the annual meeting or the holders of a majority of shares present at the annual meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
The proxy statement, Form 10-K and annual report to shareholders are available at www.proxyvote.com.

PROPOSALS 1(A), 1(B) AND 1(C)
ELECTION OF DIRECTORS
Our Board is divided into three classes and currently has eight members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
There are three directors in the class whose term of office expires in 2023, Michael T. Heffernan, Irina A. Antonijevic, M.D., Ph.D. and Robert J. Hugin. Mr. Heffernan, Dr. Antonijevic and Mr. Hugin currently serve on the Board of Directors. If re-elected at the annual meeting, each of these nominees will serve until the 2026 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite and encourage all directors and nominees for director to attend the annual meeting.
Directors are elected by a majority of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors and which have not abstained from voting. Accordingly, for each of Proposals 1(a), 1(b) and 1(c), the nominee receiving “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain, will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.
If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and corporate governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.
The nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the nominating and corporate governance committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and corporate governance committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and corporate governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Michael T. Heffernan
Michael T. Heffernan, Lead Independent Director, age 58, has served as a director of our Company since September 2022, and prior to that served as a director of Former Parent since January 2020. Mr. Heffernan has over 25 years of leadership experience in the biotech and pharmaceutical industries. Mr. Heffernan is the Founder and Chairman of the Board of Collegium Pharmaceutical, Inc. (NASDAQ: COLL), where he previously served as President and Chief Executive Officer from October 2002 until July 2018. In addition, he is actively managing Avenge Bio, Inc. an Immuno-Oncology company that he co-founded in March 2019. Mr. Heffernan served as President and Chief Executive Officer of Collegium Pharmaceuticals, Inc from its founding until June 2018. He also served as the Founder and CEO of Onset Dermatologics LLC, a dermatology company that he spun out of Collegium Pharmaceutical, Inc. to create PreCision Dermatology Inc. which was later sold to Bausch Health Companies Inc. (formerly Valeant Pharmaceuticals International Inc.) in July 2014. Prior to that, Mr. Heffernan held positions as co-founder and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., a public healthcare services company, and Chief Executive Officer and Chairman of PhyMatrix Corp. Mr. Heffernan began his career at Eli Lilly and Company where he served in numerous sales and marketing roles. Mr. Heffernan has been an advisor, investor and board member in a number of biopharmaceutical and healthcare services companies. His recent board memberships include: TyRx, Inc. (sold to Medtronic plc), PreCision Dermatology Inc. (sold to Bausch Health Companies Inc.), Ocata Therapeutics, Inc. (sold to Astellas Pharma Inc.), Veloxis Pharmaceuticals, Inc. (sold to Asahi Kasei Corporation) and Akebia Therapeutics, Inc. (NASDAQ: AKBA) through June 2022. He is a member of the board of Synlogic, Inc. (NASDAQ: SYBX) and Trevi Therapeutics Inc. (NASDAQ: TRVI). We believe that Mr. Heffernan’s extensive experience as a senior executive in the commercial pharmaceutical industry qualifies him to serve as a member of our Board.
Irina Antonijevic, M.D., Ph.D.
Irina Antonijevic, age 58, has served as a director of our Company since September 2022, and prior to that served as a director of Former Parent since May 2022. Dr. Antonijevic is currently Chief Medical Officer (“CMO”) at EveryONE Medicines, a company developing individualized precision therapeutics targeting severe CNS disorders caused by genetic mutations that affect only a very small number of individuals, where she has worked since July 2022. Prior to that, she served as Chief Medical Officer and Head of R&D at Triplet Pharmaceuticals, a company developing novel therapeutics for repeat expansion disorders such as Huntington’s disease, spinocerebellar ataxias and Myotonic Dystrophy. Previously, she served as VP of Translational Medicine and Development at Wave Life Sciences, CMO at vasopharm GmbH, developing a treatment for severe traumatic brain injury, and Head of Early Development, MS, Neurology and Ophthalmology at Sanofi Genzyme. Dr. Antonijevic has been a member of the supervisory board of 4SC AG since 2012, and of Paion AG from 2017 through early 2022. Dr. Antonijevic is board certified in Psychiatry and completed her residency in psychiatry and neurology at the Max Planck Institute for Psychiatry. Dr. Antonijevic obtained her venia legendi from the Berlin University and her PhD from the University of Edinburgh, United Kingdom. We believe that Dr. Antonijevic’s extensive experience in neuroscience research and drug development qualifies her to serve as a member of our Board.
Robert J. Hugin
Robert J. Hugin, age 67, has served as a director of our Company since September 2022, and prior to that served as a director of Former Parent since June 2020, served as Chief Executive Officer of Celgene Corporation, a biopharmaceutical company, from June 2010 until March 2016, as Chairman of its Board of Directors from June 2011 to March 2016 and as Executive Chairman from March 2016 to January 2018. Prior to June 2010, Mr. Hugin held a number of management roles at Celgene, including President from May 2006 to July 2014, Chief Operating Officer from May 2006 to June 2010 and Senior Vice President and Chief Financial Officer from June 1999 to May 2006, and served as a director of Celgene from December 2001 through January 2018. Prior to that, Mr. Hugin was a Managing Director at J.P. Morgan & Co. Inc., which he joined in 1985. Mr. Hugin is currently a member of the board of directors of Chubb Limited. In the past five years, Mr. Hugin also served as a director of Allergan plc, Danaher Corporation and The Medicines Company. We believe that Mr. Hugin’s extensive experience as a chief executive officer in the biopharmaceutical industry qualifies him to serve as a member of our Board.
FOR PROPOSALS 1(A), 1(B) AND 1(C), THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Gregory H. Bailey, M.D.
Gregory H. Bailey, M.D., age 67, has served as a director of the Company since September 2022, and prior to that served as a director of Former Parent since January 2014. Dr. Bailey has served as CEO of Juvenescence Limited, a life science and biotech company developing therapies to increase healthy human longevity, since co-founding that company in October 2016. Dr. Bailey is a co-founder and has served as managing partner of MediqVentures since January 2014, the chairman and director of Portage Biotech, Inc. (OTCBB: PTGEF) since June 2013, a director of Portage Pharmaceuticals Limited since June 2013, and director of Manx Financial Group since March 2018. He has been a managing partner of Palantir Group, Inc., a merchant bank involved in a number of biotech company startups and financings since April 2002. Dr. Bailey was a founder of SalvaRx Group Plc and has served on its board of directors since May 2015. Dr. Bailey was also the co-founder of Ascent Healthcare Solutions, VirnetX Inc. (NYSE American: VHC), and DuraMedic Inc. He was the initial financier and an independent director of Medivation, Inc., from 2005 to December 2012. He has also served on the board of directors of AgeX Therapeutics, Inc. (NYSE American: AGE) since 2018. Dr. Bailey practiced emergency medicine for ten years before entering finance. He received his medical degree from the University of Western Ontario. We believe that Dr. Bailey’s extensive venture capital industry experience and technical background, along with his experience with public companies and biopharmaceutical companies, qualifies him to serve as a member of our Board.
John W. Childs
John W. Childs, age 80, has served as a director of our Company since September 2022, and prior to that served as a director of Former Parent since January 2014. Mr. Childs is the Chairman of J.W. Childs Associates, L.P., a private equity and special situation investment firm founded in 1995, currently focusing on life science, real estate and consumer brands investments. Previously, Mr. Childs was Senior Managing Director of the Thomas H. Lee Company from 1987 to 1995, where he had broad responsibilities for originating, analyzing, negotiating, and managing leveraged buyout transactions, such as Snapple and General Nutrition Company. Prior to that Mr. Childs held various executive positions in the investment area at the Prudential Insurance Company of America, ultimately serving as Senior Managing Director in charge of the Capital Markets Group. He is currently a Director of Realm, LLC, a premium Napa wine company, Biohaven Pharmaceuticals, Pyramid Biosciences, OMAX Health, VeraDermics and Basin Holdings. Prior to their sale, he was Chairman of the Board of Kosta Browne, Sunny Delight and CHG Healthcare Services. Mr. Childs is also on the board of Delta Waterfowl, Waterfowl Research Foundation and the Wild Salmon Center, focusing on wildlife conservation. Mr. Childs has a B.A. from Yale University and a M.B.A. from Columbia University. We believe that Mr. Childs’s extensive experience in private equity, venture capital and life science qualifies him to serve as a member of the Board.
Julia P. Gregory
Julia P. Gregory, age 70, has served as a director of our Company since September 2022, and prior to that served as a director of Former Parent since August 2017. Ms. Gregory has been Chairman and CEO of Isometry Advisors, Inc., a biotechnology financial, strategy and management advisory firm, since April 2016. Ms. Gregory formerly served as Chief Executive Officer at ContraFect Corporation (NASDAQ: CFRX) from November 2013 through March 2016 and as a member of its Board of Directors from April 2014 through March 2016. Prior to her appointment as CEO, she served as ContraFect’s Executive Vice President and Chief Financial Officer. She served as President and CEO of Five Prime Therapeutics, Inc. (sold to Amgen) from 2009 until August 2011, and as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. from 2000 to 2008. Ms. Gregory has 20 years of investment banking experience, including serving as the head of investment banking and head of the life sciences practice at Punk, Ziegel & Company. Ms. Gregory served on the Board of Directors of the Sosei Group Corporation (TSE: 4565.T) through March 2020, as Executive Chair of Cavion, Inc. (sold to Jazz Pharmaceuticals plc. in August 2019) and IMV, Inc. (NASDAQ: IMV; TSX: IMV.TO) until January 2023. Ms. Gregory currently serves on the Boards of Directors of public companies Nurix Therapeutics, Inc. (NASDAQ: NRIX) and Freeline Therapeutics Holdings plc (NASDAQ: FRLN). Ms. Gregory obtained a Masters of Business Administration from the Wharton School at the University of Pennsylvania, and earned her B.A. at George Washington University. We believe that Ms. Gregory’s industry leadership and expertise in strategy development and implementation, investment banking and business development qualify her to serve as a member of our Board.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
Vlad Coric, M.D.
Dr. Coric, age 52, has served as our chief executive officer and as a director since incorporation, and was previously the chief executive officer and a director of Former Parent. Dr. Coric has more than 22 years of drug development experience at Yale School of Medicine, Bristol-Myers Squibb, Biohaven and the Former Parent. He has been involved in multiple drug development programs, including marketed drugs or filed NDAs such as Nurtec® ODT (rimegepant; oral calcitonin related peptide antagonist), ZAVZPRET (zavegepant; intranasal calcitonin related peptide antagonist), Abilify® (aripiprazole; partial dopamine agonist), Opdivo® (nivolumab; anti-PD1), Yervoy® (Ipilimumab; anti-CTLA-4), Daklinza® (daclatasvir; NS5A inhibitor), and Sunvepra® (asunaprevir; NS3 inhibitor). From January 2007 to September 2015, he served as a group director of global clinical research at Bristol-Myers Squibb Company, or BMS, focusing both in oncology global clinical research and neuroscience global clinical research. Under Dr. Coric’s leadership, Biohaven has developed a broad therapeutic portfolio comprised of early- and late-stage product candidates targeting neurological and neuropsychiatric diseases, epilepsy, bipolar and major depressive disorder, OCD, SCA and SMA. Dr. Coric also led Biohaven’s acquisition of its novel Kv7 channel platform and the sale of the Former Parent to Pfizer in 2022. Since July 2001, Dr. Coric has also continued to serve as an associate clinical professor of psychiatry at Yale School of Medicine. He previously served as the chief of the Yale Clinical Neuroscience Research Unit and the director of the Yale Obsessive-Compulsive Disorder Research Clinic. He has served as president of the Connecticut Psychiatric Society. He also serves on the boards of directors of Vita Therapeutics, Inc., Pyramid Biosciences, Inc., Revance Therapeutics, Inc. and OLM School of Madison. Dr. Coric received his M.D. from Wake Forest University School of Medicine. He completed his internship at Yale-New Haven Hospital and residency training at the Yale Psychiatry Residency Training Program, where he also served as the program-wide chief resident for the Yale Department of Psychiatry, and chief resident on the PTSD firm at the West-Haven Connecticut Veterans Administration Hospital. Dr. Coric was an honors scholar in neurobiology and physiology at the University of Connecticut where he received a B.S. degree. We believe that Dr. Coric’s operational experience with our Company gained from serving as our chief executive officer, as well as his extensive experience in the biopharmaceutical industry, qualifies him to serve as a member of our Board.
Kishan Mehta
Kishan Mehta, age 36, has served as a director of our Company since September 2022, and prior to that served as a director of Former Parent since June 2021. Mr. Mehta is the Portfolio Manager of the Averill and Averill Madison strategies at Suvretta Capital Management, LLC. Mr. Mehta has over a decade of experience in the healthcare industry. Since 2021, Mr. Mehta has also served as President and a director of four Nasdaq-listed special-purpose acquisition companies affiliated with Suvretta, Social Capital Suvretta Holdings Corp. I (where Mr. Mehta resigned in August 2022 in connection with its business combination), Social Capital Suvretta Holdings Corp. II, Social Capital Suvretta Holdings Corp. III (where Mr. Mehta resigned in July 2022 in connection with its business combination), and Social Capital Suvretta Holdings Corp. IV. Prior to becoming the Portfolio Manager of the investment strategy, he served as a strategic advisor to the Company where he advised the firm on various business development, corporate strategy, and capital structure decisions. From 2016 to 2018, Mr. Mehta served as a Portfolio Manager at Surveyor Capital, a division of Citadel, where he managed a beta and factor neutral, healthcare-focused long/short equity portfolio. From 2012 to 2016, he was an Analyst at Adage Capital, where he focused on public/private investments in therapeutics. Prior to that, Mr. Mehta had a similar role at Apothecary Capital, a division of BBT Capital. From 2007 to 2010, Mr. Mehta worked as a Mergers & Acquisitions Analyst at Evercore Partners, focusing on pharmaceuticals. We believe that Mr. Mehta’s extensive experience in finance, equity investments and life science companies qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NYSE rules, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that Dr. Bailey, Mr. Childs, Ms. Gregory, Mr. Hugin, Dr. Antonijevic and Mr. Heffernan, representing six of our eight directors, are “independent directors” as defined under NYSE rules. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE: CHAIR AND LEAD INDEPENDENT DIRECTOR
Our Board Chair is currently Dr. Coric, the Chief Executive Officer. Dr. Coric assumed the Chair position on September 28, 2022. In addition to the Chair, pursuant to our Corporate Governance Guidelines, the Board has a separate Lead Independent Director. Mr. Heffernan became the Lead Independent Director on September 28, 2022. The Lead Independent Director is responsible for coordinating the activities of the independent directors, and, in addition to the duties of all Board members, is responsible for:
•working with the Chief Executive Officer to develop and approve a Board meeting schedule;
•working with the Chief Executive Officer to develop and approve Board meeting agendas;
•providing the Chief Executive Officer feedback on the quality, quantity, and timeliness of the information provided to the Board;
•developing the agenda for and moderating executive sessions of the independent members of the Board;
•presiding over Board meetings when the Chief Executive Officer is not present or when Board or Chief Executive Officer performance or compensation is discussed;
•acting as the principal liaison between the independent members of the Board and the Chief Executive Officer;
•convening meetings of the independent directors as appropriate;
•being available for consultation and direct communication with shareholders as deemed appropriate; and
•performing other duties as the Board may determine from time to time.
Accordingly, the Lead Independent Director has substantial ability to shape the work of the Board. We believe that the separation of the positions of Lead Independent Director and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Lead Independent Director creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our shareholders. As a result, we believe that having a Lead Independent Director can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board Chairman and the Lead Independent Director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
PROHIBITION AGAINST HEDGING
The Company’s Insider Trading and Window Period Policy (the "Trading Policy") prohibits any employee, officer or director from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. However, the Trading Policy permits margin account transactions in Company stock and pledges of Company stock in connection with such transactions which are otherwise permitted under the Trading Policy and that are in compliance with applicable law.
EQUITY OWNERSHIP POLICY
To encourage the Company’s directors and executive officers to maintain a significant ownership interest in the Company and align their interests with those of shareholders, the Company has adopted an equity ownership policy. The Company requires its directors and executive officers (as defined in Rule 3b-7 promulgated under the Exchange Act) to have an equity ownership interest in the Company in accordance with the following schedule, in each case, measured as of January 1 of each year:

Chief Executive Officer	3x annual base salary and cash bonus
Other executive officers	1x annual base salary and cash bonus
Non-employee directors	Not less than $1,000,000 in equity value
Equity ownership interests that are counted towards meeting this requirement include: (1) common shares that are owned or are restricted with vesting subject only to time-based vesting (including those held through any Company-sponsored plan such as a qualified retirement plan and/or a supplemental executive retirement plan), which are each valued at fair market value, (2) vested options, which are valued at 100% of their net value, and (3) restricted stock units that are subject only to time-based vesting, which are valued at 70% of their value. We currently have no restricted stock units outstanding.
Executive officers and directors have three years after the executive officer's date of hire or promotion or the director’s date of election to the Board, as applicable, to accumulate their respective ownership interest in compliance with these guidelines.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met three times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member, with the exception of Mr. Hugin who attended all Board meetings but was unable to attend three committee meetings on November 30, 2022. All our directors except for Dr. Coric joined the Board on September 28, 2022 and were appointed to their respective committees on September 29, 2022. Dr. Coric joined the Board on May 2, 2022.

NYSE rules require that the non-management directors of the board meet at regularly scheduled executive sessions, without management present, in order to empower the non-management directors to serve as a more effective check on management. During the last fiscal year, the Company’s non-management directors met at the end of each in-person board meeting in executive session, without management present, followed by a meeting of independent directors only. As Lead Independent Director, Mr. Heffernan presided over these executive sessions.

CYBERSECURITY
The Board recognizes the importance of cybersecurity in maintaining the trust and confidence of our stakeholders, patients, and employees. Our Audit Committee has primary responsibility for overseeing risks associated with our information systems and technology, including cybersecurity. The Chief Technology Officer is tasked with updating the board at least annually regarding our strategy for managing and mitigating cybersecurity and technology-related risks, with more frequent reports to address emerging cyber threats or progress on specific risk-mitigation efforts. We structured our cybersecurity program around the National Institute of Standards and Technology, or NIST, cybersecurity framework. Our measures to prevent, detect and mitigate cyber threats include training for employees, multi-factor authentication, backup servers, threat monitoring, periodic strategy review and penetration testing performed by a third-party advisory firm, and coverage under an information security risk insurance policy. We have not experienced any material information security breaches or related expenses, penalties, or settlements, including within the last three years, which reflects our commitment to maintaining the integrity and security of our systems and technology.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The following table provides membership and meeting information from the establishment of each committee on September 29, 2022 through December 31, 2022 for each of the Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Irina Antonijevic			X
Vlad Coric, M.D.
Gregory H. Bailey, M.D.			X*
John W. Childs	X	X
Julia P. Gregory	X*		X
Michael T. Heffernan		X*	X
Robert J. Hugin	X	X	X
Kishan Mehta
Number of meetings in 2022(1)	2	1	1
(1)    Consists of meetings held from September 29, 2022 through December 31, 2022.
*    Committee Chair.
Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our audit committee currently consists of three directors, Ms. Gregory, Mr. Childs, and Mr. Hugin, who joined the audit committee on September 29, 2022, the date the committee was established by the Board. Our Board has determined that each of the members of our audit committee are independent under New York Stock Exchange listing rules and Rule 10A-3 of the Exchange Act and are financially literate. Ms. Gregory is the audit committee chair, and our Board has determined that all members qualify as “audit committee financial experts” as defined by SEC rules and regulations. The principal duties and responsibilities of our audit committee include:
•    appointing and retaining an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;
•    approving in advance all audit services and non-audit services to be provided to us by our independent auditor;
•    establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;
•    reviewing and discussing with management and our independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements; and

•    conferring with management and our independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices.
The audit committee is governed by a written audit committee charter approved by our Board of Directors. The charter is available on our website at www.biohavenpharma.com under the links “Investors—Corporate Governance—Governance Documents—Audit Committee Charter.” We will also provide a printed copy of the charter to shareholders upon request.
Report of the Audit Committee of the Board of Directors*
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Julia P. Gregory, Chair
John W. Childs
Robert J. Hugin
* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee reviews and determines the compensation of our executive officers. Our compensation committee currently consists of Mr. Childs, Mr. Heffernan and Mr. Hugin. Our compensation committee consists solely of non-employee members of our Board as defined in Rule 16b-3 under the Exchange Act. Mr. Heffernan is the chairman of the compensation committee. Our Board has determined that the composition of our compensation committee satisfies the applicable independence requirements under, and the functioning of our compensation committee complies with the applicable requirements of, the New York Stock Exchange rules and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our compensation committee. The principal duties and responsibilities of our compensation committee include:
•    establishing and approving, and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and setting, or recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•    setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;
•    exercising administrative authority under our stock plans and employee benefit plans;
•    establishing policies and making recommendations to our Board regarding director compensation;
•    reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and
•    preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.
During 2022, the compensation committee met one time. The compensation committee expects to meet an average of once every quarter and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer. The compensation committee meets regularly in executive session, without management present. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings, including the Company's compensation consultant, Aon’s Human Capital Solutions practice (formerly Radford) (“Aon”). The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the compensation committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The compensation committee expects to make most of the significant adjustments to annual compensation, determine bonus and equity awards and establish new performance objectives at one or more meetings held during the first quarter of the year. The compensation committee will also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.
The compensation committee is governed by a written Compensation Committee Charter approved by our Board of Directors. The charter is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Compensation Committee Charter.” We will also provide a printed copy of the charter to shareholders upon request.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2022, none of Messrs. Childs, Heffernan or Hugin, the current members of the compensation committee was an officer or employee of the Company or its subsidiaries or had any relationship with the Company requiring disclosure as a related party transaction under applicable rules of the SEC. During fiscal year 2022, none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our compensation committee; none of our executive officers served as a director of another entity, one of whose executive officers served on our compensation committee; and none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of our Board. Prior to the Spin-Off, Mr. Coric served on the compensation committee of a Nasdaq-listed special-purpose acquisition company at which Mr. Mehta, a member of our board of directors, was an executive officer.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of five directors, Dr. Bailey, Mr. Hugin, Ms. Gregory, Dr. Antonijevic and Mr. Heffernan. Dr. Bailey is the chairman of the nominating and corporate governance committee. Our Board has determined that each member of our nominating and corporate governance committee satisfies the applicable independence requirements of the NYSE and that the functioning of our nominating and corporate governance committee otherwise complies with the applicable requirements of, the New York Stock Exchange standards and SEC rules and regulations. The nominating and corporate governance committee’s responsibilities include:
•    assessing the need for new directors and identifying individuals qualified to become directors;
•    recommending to the Board the persons to be nominated for election as directors and to each of the board’s committees;
•    assessing individual director performance, participation and qualifications;
•    developing and recommending to the board corporate governance principles;

•    monitoring the effectiveness of the board and the quality of the relationship between management and the board;
•    overseeing an annual evaluation of management’s and the board’s performance; and
The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s shareholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the nominating and corporate governance committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Pursuant to the Company’s Director Criteria policy, the Board and the nominating and corporate governance committee also seek geographic, age, gender and ethnic diversity among the members of the Board. The Board is currently comprised of two females, and two members who are ethnically diverse. While the Board has not adopted a formal stand-alone policy on this, considering diversity is consistent with the goal of creating a Board that best serves the needs of the Company and the interests of its shareholders, and it is one of the many factors that they consider when identifying individuals for Board membership.
In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The nominating and corporate governance committee also takes into account the results of the Board’s self-evaluation, which is conducted annually on a group and individual basis. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The nominating and corporate governance committee will consider director candidates recommended by shareholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Shareholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Corporate Secretary, Biohaven Ltd., 215 Church Street, New Haven, CT 06510, at least 90 days, but not more than 120 days, prior to the anniversary date of the preceding year’s annual meeting of shareholders. However, in the event that the annual meeting is first convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting were held in the preceding year, in order to be timely, notice by the shareholder must be received by the Corporate Secretary not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is made. Submissions must include the information required by our Amended and Restated Memorandum and Articles of Association and any other information concerning the proposed nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
The nominating and corporate governance committee has oversight of our ESG strategy and risk management. Our cross-functional Sustainability Working Group is comprised of senior executives and reports to the Board and nominating and corporate governance committee at least annually. Together with the working group, the Company has a Chief Talent & Sustainability Officer that ensures accountability and coordinates our ESG efforts across the organization.

The nominating and corporate governance committee is governed by a written nominating and corporate governance committee charter approved by our Board of Directors. The charter is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Nominating and Corporate Governance Committee Charter.” We will also provide a printed copy of the charter to shareholders upon request.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Biohaven Ltd., 215 Church Street, New Haven, CT 06510, Attn: Corporate Secretary. Each communication must set forth the name and address of the shareholder on whose behalf the communication is sent and the number and class of shares of our share capital that are owned beneficially by the shareholder as of the date of the communication.
These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the audit committee.
Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Biohaven Ltd., 215 Church Street, New Haven, CT 06510. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the audit committee, compensation committee or nominating and corporate governance committee.
CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS
We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents—Code of Conduct." The nominating and corporate governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements for which disclosure is required, will be disclosed on our website.
CORPORATE GOVERNANCE GUIDELINES
The Board has documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available on our website at www.biohaven.com under the links “Investors—Corporate Governance—Governance Documents."

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The audit committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the annual meeting.
Ernst & Young LLP has audited the Company's financial statements since its incorporation in May 2022. The Company has furnished Ernst & Young LLP with a copy of the disclosures under this Proposal 2. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. However, there is a possibility that they may not be able to attend the annual meeting. If they are able to attend the annual meeting, they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Amended and Restated Memorandum and Articles of Association nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.
To be approved, Proposal 2, the ratification of Ernst & Young LLP as the Company's independent registered public accounting firm, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have no effect on the proposal.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal year ended December 31, 2022 by Ernst & Young LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2022. The fees below were for services provided by Ernst & Young LLP for both the Company and the Former Parent in the fiscal year ended December 31, 2022.

Year Ended December 31,
2022
Audit Fees(1)	$855,300
Audit-Related Fees(2)	35,000
Tax Fees	—
All Other Fees	—
Total Fees	$890,300
(1)     Includes fees billed for the fiscal year shown for professional services for the audit of the Company’s Annual Report on Form 10-K and internal controls over financial reporting, reviews of our Quarterly Reports on Form 10-Q, review of the Company’s registration statements and other SEC filings, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)     Includes fees for audits of employee benefit plan financial statements.
All fees described above were pre-approved by the audit committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related, tax and other services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.
EXECUTIVE OFFICERS
The following table sets forth information concerning our executive officers:

Name	Age	Position
Vlad Coric, M.D.	52	Chief Executive Officer and Director
Matthew Buten	62	Chief Financial Officer
Kimberly Gentile	56	Senior Vice President of Clinical Operations
Bruce Car	61	Chief Scientific Officer
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following sets forth certain information with respect to our executive officers who are not directors:
Matthew Buten
Mr. Buten serves as our chief financial officer, and previously he served as the chief financial officer of the Former Parent since 2021. Mr. Buten previously served as Managing Director of Foresite Capital Management from December 2012 to December 2021. Prior to joining Foresite Capital Management, Mr. Buten served as a healthcare portfolio manager at Catapult Capital Management LLC / Millennium LP from June 2007 to June 2012. Prior to that, Mr. Buten was co-founder and co-manager of Sapphire Capital Partners LLP, a co-founder and a partner at Argus Partners, a Managing Director and Head of Healthcare Investment Banking for Needham & Company, LLC and a Director in Investment Banking at Smith Barney Inc. Mr. Buten holds a Bachelor of Science in economics (B.S.) from The Wharton School of the University of Pennsylvania.
Kimberly Gentile
Ms. Gentile serves as our senior vice president, clinical operations and prior to that she served as the senior vice president, clinical operations of Former Parent since February 2014. Before coming to Former Parent, Ms. Gentile served as associate director, project manager, global clinical operations at BMS from 2000 to February 2014. Prior to this, she was a senior clinical trial manager at SCIREX Corporation from 1996 to June 2000. Ms. Gentile received her B.S. in Psychology from Salem State University.
Bruce Car, Ph.D.
Dr. Car joined Former Parent on August 1, 2022, after having served since January 2020 as Chief Scientific Officer at Agios Pharmaceuticals, where the research focus was initially oncology and genetically defined diseases (GDD), later driving the portfolio to sole GDD approaches. Prior to Agios, Bruce spent 25 years at Bristol-Myers Squibb (BMS) and its legacy companies, working across all therapeutic areas and drug modalities. For more than two decades, he held roles of increasing responsibility in drug discovery, covering all therapeutic areas, drug platforms, India R&D site, and different stages of discovery. In early 2017, he became the first head of the BMS Translational Medicine function, where he built a cohesive team of over 300 scientists and specialists covering biomarkers through data science and pharmaco-diagnostics. During his tenure with BMS, Dr. Car contributed to progressing approximately 250 internally discovered drug candidates and over 18 drug registrations. Dr. Car left BMS as the interim head of Drug Discovery. Dr. Car received a degree in Veterinary Medicine from The University of Melbourne, Victoria, Australia (’83), and his Ph.D (’89). from Cornell University, NY, USA. He holds specialty certifications in anatomic and clinical pathology. Dr. Car undertook his postdoctoral studies in immunology and inflammation at the Theodor Kocher Institute, University of Berne and ETH/University of Zurich in Switzerland.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our voting securities as of March 6, 2023 for:
•each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of any class of our voting securities, which includes our common shares and our Series A Preferred Shares;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
The percentage ownership information is based upon 68,212,479 common shares outstanding as of March 6, 2023. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include common shares issuable pursuant to the exercise of stock options that are exercisable on or before May 5, 2023, which is 60 days after March 6, 2023. These shares are deemed to be outstanding and beneficially owned by the person holding those stock options or outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Biohaven Ltd., 215 Church Street, New Haven, CT 06510.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Principal Shareholders
State Street Corporation(1)	Common Shares	4,591,062	6.7%
Suvretta Capital Management, LLC(2)	Common Shares	3,848,938	5.6%
Janus Henderson Group plc(3)	Common Shares	4,562,511	6.7%
BlackRock, Inc.(4)	Common Shares	4,156,146	6.1%
Named Executive Officers and Directors:	Common Shares
Vlad Coric, M.D.(5)	Common Shares	2,782,114	4.1%
Matthew Buten(6)	Common Shares	241,653	0.4%
Bruce Car(7)	Common Shares	75,000	0.1%
John Childs(8)	Common Shares	5,537,320	8.1%
Julia Gregory(9)	Common Shares	56,915	0.1%
Robert Hugin(10)	Common Shares	50,736	0.1%
Gregory H. Bailey, M.D.(11)	Common Shares	1,539,221	2.3%
Michael Heffernan(12)	Common Shares	46,428	0.1%
Kishan Mehta(13)	Common Shares	53,912	0.1%
Irina Antonijevic(14)	Common Shares	33,785	0.0%
All current directors and executive officers as a group (11 persons)	Common Shares	10,588,053	15.5%
(1)    The amounts shown and the following information were provided by State Street Corporation ("State Street") pursuant to a Schedule 13G filed with the SEC on February 8, 2023. State Street reports that it has shared voting power over 4,523,238 shares and shared dispositive power over 4,591,062 shares. The principal business address of State Street is 1 Lincoln Street, Boston, MA 02111.
(2)    The amounts shown and the following information were provided by Suvretta Capital Management, LLC (“SCM”) pursuant to a Schedule 13G filed with the SEC on February 13, 2023. SCM reports that it has shared voting power and shared dispositive power over 3,848,938 shares which are held directly by one or more funds managed by SCM. The principal business address of SCM is 540 Madison Avenue, 7th Floor, New York, NY 10022.

(3)    The amounts shown and the following information were provided by Janus Henderson Group plc (“JHG”) pursuant to a Schedule 13G filed with the SEC on February 13, 2023. JHG reports that it has shared voting power and shared dispositive power over 4,562,511 shares which are held directly by one or more funds or portfolios managed by JHG. The principal business address of JHG is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(4)    The amounts shown and the following information were provided by Blackrock, Inc. (“Blackrock”) pursuant to a Schedule 13G filed with the SEC on February 13, 2023. Blackrock reports that it has sole voting power over 4,081,526 shares and sole dispositive power over 4,156,146 shares. The principal business address of Blackrock is 55 East 52nd Street, New York, NY 10055.

(5)     Consists of (i) 1,543,394 common shares held directly, (ii) 109,565 common shares held by Dr. Coric’s 401K plan, (iii) 492,212 common shares held by The Vladimir Coric Family Trust, (iv) 399,443 common shares held by The Vladimir Coric Marital Trust (Elizabeth Ann Coric, Dr. Coric's spouse, serves as the sole trustee of both of the aforementioned trusts) and (v) 237,500 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(6)    Consists of (i) 166,653 common shares held directly and (ii) 75,000 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(7)    Consists of 75,000 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(8)    Consists of (i) 3,680,952 common shares held by 2021 B-H Charitable Remainder Trust , (ii) 1,825,118 common shares held by John Childs 2013 Revocable Trust, and (iii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(9)    Consists of (i) 25,665 common shares held directly and (ii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(10)    Consists of (i) 19,486 common shares held directly and (ii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(11)    Consists of (i) 1,507,971 common shares held directly and (ii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(12)    Consists of (i) 15,178 common shares held directly and (ii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(13)    Consists of (i) 22,662 common shares held directly and (ii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.
(14)    Consists of (i) 2,535 common shares held directly and (ii) 31,250 common shares underlying stock options that are vested and exercisable within 60 days of March 6, 2023.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, as well as certain affiliates of such persons, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except on October 12, 2022, (a) Mr. Hugin and Mr. Heffernan each filed an amendment to a previously filed Form 4 to correct the amount of shares withheld upon the exercise of stock options in connection with the Spin-off on October 3, 2022, which Form 4s disclosed one transaction, respectively, and (ii) Dr. Coric filed a an amendment to a previously filed Form 4 to correct the amount of restricted stock units that accelerated and vested upon the Spin-off on October 3, 2022, which Form 4 disclosed nine transactions.

EXECUTIVE COMPENSATION
Overview
The following is a discussion of compensation paid to or earned by our named executive officers ("NEOs"). Our NEOs for the fiscal year ended December 31, 2022 are set forth in the table below.

NEO	Principal Position and Title
Vlad Coric, M.D.	Chief Executive Officer and Chairman of the Board of Directors
Matthew Buten	Chief Financial Officer
Bruce Car	Chief Scientific Officer
On October 3, 2022, Former Parent completed the transactions contemplated by the Agreement and Plan of Merger, dated as of May 9, 2022, by and among Former Parent, Pfizer Inc. (“Pfizer”), Bulldog (BVI) Ltd. (“Merger Sub”), pursuant to which Merger Sub merged with and into Former Parent (the “Merger”), with Former Parent surviving the Merger as a wholly owned subsidiary of Pfizer. In connection with and as a condition to the Merger, on October 3, 2022, Former Parent completed the Distribution and Spin-Off that resulted in Biohaven Ltd. as an independent, publicly traded company, as described in more detail under “Separation From Biohaven Pharmaceutical Holding Company Ltd.” on page 1.
As a newly formed entity, we did not have any executive officers or pay any compensation during any previous fiscal year. Historical information concerning the compensation paid to or earned by the NEOs of Former Parent is not directly relevant or indicative of the compensation that any such officers have received or will receive (as applicable) as our NEOs, but is available in Former Parent’s previous annual proxy statements filed with the SEC. Disclosure of the compensation that NEOs of Former Parent received during the year ended December 31, 2021 is included in the proxy statement that Former Parent filed on March 11, 2022.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(2)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Vlad Coric, M.D.
Chief Executive Officer	2022	200,000	1,050,000	4,720,774	705	5,971,479
Matthew Buten
Chief Financial Officer	2022	131,250	413,438	1,490,771	1,015	2,036,473
Bruce Car
Chief Scientific Officer	2022	121,250	160,100	1,490,771	1,787	1,773,907
(1)    The amounts reflect the salary paid to each NEO for the portion of 2022 during which the individual served as an NEO of the Company, which in each case was the period from the closing of the Merger on October 3, 2022 through December 31, 2022. The following table shows a breakout of the annual base salary for each NEO in 2022:

Name	Salary
Vlad Coric, M.D.	$800,000
Matthew Buten	$525,000
Bruce Car	$485,000

(2)    These amounts were paid to the executives by Biohaven Pharmaceuticals, Inc. ("Biohaven Pharma"), which, as of December 31, 2022, is our wholly owned subsidiary.
(3)    The amounts reflect the full amount of discretionary bonuses paid for performance during 2022, including for the period in which the NEOs performed services for Former Parent.

(4)    The amounts reflect the grant date fair value for awards granted during the indicated year following the closing of the Merger on October 3, 2022. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation.

(5)    The amounts consist of life insurance premiums paid by the Company for the period from October 3, 2022 through December 31, 2022.
Narrative Disclosure to Summary Compensation Table
Base Salary
Each NEO's base salary is a fixed component of compensation for each year, reflecting the NEO’s skill sets, experience, roles and responsibilities. The total base salaries earned by our NEOs for the period from the closing of the Merger on October 3, 2022 through December 31, 2022 is disclosed in the Summary Compensation Table above. The annual base salaries in effect for each NEO as of December 31, 2022 are: $800,000 (Dr. Coric), $525,000 (Mr. Buten) and $485,000 (Dr. Car).
Annual Cash Bonuses
We seek to motivate and reward our executive officers for achievements relative to our corporate goals and expectations for each fiscal year. Each of our NEOs is eligible to receive an annual cash bonus dependent on individual and corporate performance.
Dr. Coric, Mr. Buten and Dr. Car each have a target bonus opportunity specified in his respective employment agreement with Biohaven Pharmaceuticals, Inc., defined as a percentage of his annual salary. For 2022, the target bonus opportunities were as follows:

Name	2022 Target Bonus (% of Salary)
Vlad Coric, M.D.	70%
Matthew Buten	45%
Bruce Car	45%
The compensation committee reviewed the Company’s 2022 performance and the individual performance of each NEO with Dr. Coric (note that Dr. Coric does not participate in discussions on his own pay), including individual contributions and accomplishments during the year, and recommended to the Board the bonus amounts to be paid to each NEO for 2022 performance. The compensation committee reviewed Dr. Coric’s 2022 performance and recommended his bonus amount to the Board. The Board, following the recommendation of the compensation committee, determined to pay the following bonuses to each of our named executive officers in January 2023:

Name	Actual Bonus	Percentage Above Target Bonus
Vlad Coric, M.D.	$1,050,000	88%
Matthew Buten	$413,438	75%
Bruce Car(1)	$160,100	193%
(1)    Dr. Car received a prorated bonus at target for his employment in 2022, reflecting the period of the calendar year he was employed by the Company.
In determining the amount of the above actual bonuses paid to our NEOs, the committee considered a number of factors including the Company’s successful spin-off transaction as part of the Pfizer acquisition of the NURTEC ODT franchise as well as the clinical development programs. The committee also considered their assessment of the individual performance of each NEO with respect to the Company’s successes, along with individual self-evaluations completed by each of the NEOs. The committee determined that each NEO had earned a discretionary annual bonus above their applicable target, based on their and the Company’s outstanding achievements, including the completion of the sale to Pfizer of the migraine franchise, the transition services required by that transaction and the continued advancement of the non-migraine pipeline assets. Dr. Car was only employed for part of the year which lead to his bonus being smaller in amount but higher in percentage above target.

In connection with the Spin-Off and Merger, the Company had responsibility for paying bonuses to each of the NEOs for the entire 2022 calendar year, including the portion of the year performed services for Former Parent. Accordingly, the full amount of those bonuses are reported in the Summary Compensation Table.
Annual Equity Incentive Compensation
As part of the annual compensation awarded to them in respect of their service to Former Parent, on January 7, 2022, our NEOs were granted equity-based awards of Former Parent in the following amounts and with the following grant date fair values: 70,000 options and 40,000 restricted stock units to Dr. Coric (having an aggregate grant date fair value of $5,263,822 and $5,154,800, respectively); and 26,000 options to Mr. Buten (having an aggregate grant date fair value of $1,955,134). Dr. Car was not employed by Former Parent and did not receive any equity-based awards of Former Parent.
In connection with and effective as of the Distribution, each outstanding (i) option to acquire shares of Former Parent was adjusted so that it became an option to acquire shares of Former Parent (each, a "Former Parent Option") and an option to acquire shares of the Company (each, a "Company Option") and (ii) restricted stock unit of Former Parent was adjusted so that it became a restricted stock unit of Former Parent (each, a "Former Parent RSU") and a restricted stock unit of the Company (each, a "Company RSU"), in each case with the number of Former Parent common shares and the number of common shares of the Company (as applicable) and the option exercise price (as applicable) determined in accordance with the Separation Agreement dated as of May 9, 2022, by and between Former Parent and the Company. At the effective time of the Merger, each Former Parent Option, Former Parent RSU, Company Option and Company RSU, including each such award held by our NEOs, accelerated and vested in full. Company Options and Company RSUs were settled in our common shares as soon as practicable following the effective time of the Merger (in the case of Company Options, by reducing the number of our common shares issued by a number of common shares sufficient to satisfy the option exercise price).
As a restult of the Distribution, each NEO received the following number of Company Options and Company RSUs in respect of their Former Parent Options and Former Parent RSUs: 586,249 Company Options and 52,975 Company RSUs to

Dr. Coric (which settled into 470,309 and 52,975 Company common shares, respectively); and 13,000 Company Options and 18,750 Company RSUs to Mr. Buten (which settled into 1,958 and 18,750 Company common shares, respectively). Dr. Car was not employed by Former Parent and as a result did not have any Former Parent Options or Former Parent RSUs outstanding immediately prior to the Distribution.
Equity-based compensation is an important component of our executive compensation program because it helps to maintain a strong link between executive incentives and the creation of stockholder value. The equity-based awards held by our NEOs have been granted under the Company's 2022 Equity Incentive Plan (the "2022 Plan"), which provides for the grant of share options, share appreciation rights, restricted share awards, restricted share unit awards, performance-based share awards, and other forms of equity compensation.
Recognizing that the Company’s normal year-end compensation process would not occur due to the transaction with Pfizer and the Spin-Off, the Company granted options to executives and employees at the time of the Spin-Off to reward and incentivize such executives and employees to continue the successful drug development programs in the Company’s pipeline. These option grants were in lieu of the annual equity grants that would typically have been made in connection with the Company's annual compensation program. The Company plans to return to its traditional year-end compensation program in 2023.

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information about outstanding option awards and stock awards held by each of our NEOs as of December 31, 2022.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Vlad Coric, M.D.	237,500	712,500 (1)	7.00	10/3/2032
Matthew Buten	75,000	225,500 (1)	7.00	10/3/2032
Bruce Car	75,000	225,500 (1)	7.00	10/3/2032
(1)    The unvested shares underlying this option vest in three equal tranches on October 3, 2023, 2024 and 2025, subject to the executive’s continued service as of each applicable vesting date.
Potential Payments upon Termination or Change in Control
Employment Agreements with Dr. Coric
In connection with the Distribution, the Company entered into an employment agreement with Dr. Coric (in addition to Dr. Coric’s agreement with Biohaven Pharma, as described below). If the Company terminates Dr. Coric’s employment, or if his employment is terminated due to death or disability, he will be entitled to a lump-sum severance payment in the amount of $350,000. Further, all stock options held by Dr. Coric will be deemed to be fully vested and exercisable on his termination date, and the exercise period of such stock options will be extended for a period of two years following the termination date (or if earlier, the end of the term of the award). These severance payments are in addition to any severance payments due to Dr. Coric under his agreement with Biohaven Pharma, as described below. Dr. Coric will also be subject to one-year non-competition and non-solicitation covenants.
The Company's wholly owned subsidiary, Biohaven Pharma, has also entered into an employment agreement with Dr. Coric. If Dr. Coric’s employment with Biohaven Pharma is terminated without “Just Cause” (as defined in the employment agreement), due to death or disability, or if Dr. Coric terminates his employment for “Good Reason” (as defined in the employment agreement), subject to the execution and non-revocation of a release of claims against Biohaven Pharma, Dr. Coric would receive (i) severance payments in equal monthly installments equal to his current base salary for 15 months following termination (or 18 months in the case of a termination within 12 months following a change in control), (ii) continued health insurance coverage for up to 15 months (or 18 months in case of a termination within 12 months following a change of control), reduced to the extent Dr. Coric receives comparable benefits elsewhere during the period, (iii) continued life insurance coverage for 15 months (or 18 months in the case of a termination within 12 months following a change of control), (iv) full vesting of all stock options, which would remain exercisable for 24 months following termination (or, with respect to a qualifying termination within 12 months following a change in control, with respect to all time-based equity awards, with stock options remaining exercisable for 12 months following termination and any performance awards continuing to be governed by their award agreements) and (v) solely upon a termination without “Just Cause” or for “Good Reason”, within 12 months following a change in control, an amount equal to 1.5 times his target bonus opportunity for the performance year in which the termination occurs, payable in equal installments over 18 months following termination. Under the 2022 Plan, in the event of a change in control, then contingent upon the effectiveness of the change in control, all of Dr. Coric's outstanding share-based awards will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and with respect to any share-based award subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels.
Employment Agreements with Mr. Buten
In connection with the Distribution, the Company entered into an employment agreement with Mr. Buten (in addition to Mr. Buten’s agreement with Biohaven Pharma, as described below). If the Company terminates Mr. Buten’s employment, or if his employment is terminated due to death or disability, he will be entitled to a lump-sum severance payment in the amount of $350,000 and all stock options held by Mr. Buten will be deemed to be fully vested and exercisable on his termination date, and the exercise period of such stock options will be extended for a period of two years following the termination date (or if earlier, the end of the term of the award). These severance payments are in addition to any severance payments due to Mr. Buten under his agreement with Biohaven Pharmaceuticals, Inc., as described below . Mr. Buten will also be subject to one-year non-competition and non-solicitation covenants.
Under the employment agreement between Biohaven Pharma and Mr. Buten, if Mr. Buten’s employment with Biohaven Pharma is terminated without “Just Cause,” due to death or disability, or if he terminates his employment for “Good Reason,” each in the absence of a “Change in Control” (as each is defined therein), subject to the execution and non-revocation of a release of claims against Biohaven Pharma, he is entitled to receive severance payments equal to 1.5 times the sum of the applicable base salary rate in effect plus his target bonus opportunity, payable in equal monthly installments over 18 months, plus Mr. Buten would also be eligible to receive a pro-rata bonus payment for the year in which he is terminated, to be determined and made at the sole discretion of the Board, equal to his target bonus opportunity, if any, which would have been awarded to him had he remained employed for the applicable performance period. In addition, upon such termination, Mr. Buten is entitled to continued health and life insurance coverage for the period during which he receives severance payments, reduced, in the case of health benefits, to the extent he receives comparable benefits elsewhere during the period. In addition, under his employment agreement, all stock options and other equity incentive awards granted to Mr. Buten would become fully vested and exercisable upon such termination, and remain exercisable for 24 months following the date of his termination (or, if earlier, the end of the term of the award). Upon termination due to disability, the amount of severance paid to Mr. Buten is reduced by any disability benefits he receives under Biohaven Pharma's disability insurance policies. Under the 2022 Plan, in the event of a change in control, then contingent upon the effectiveness of the change in control, all of Mr. Buten's outstanding share-based awards will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and with respect to any share-based award subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels.
Employment Agreement with Bruce Car
In connection with the Distribution, Biohaven Parhma entered into an amended and restated offer of employment with Dr. Car pursuant to which he serves as Chief Scientific Officer of the Company. Upon a termination of employment by the Company without “Just Cause,” due to Dr. Car’s death or disability or by Dr. Car for “Good Reason,” subject to execution and non-revocation of a release, Dr. Car will be eligible to receive (i) an amount equal to the sum of Dr. Car’s base salary and target bonus, payable in substantially equal installments over twelve months, (ii) continued health insurance coverage for up to twelve months following termination, (iii) a prorated target bonus for the year of termination, payable at the same time bonuses are paid to similarly-situated employees, (iv) payment of life insurance premiums for 12 months following termination and (v) accelerated vesting of shares underlying time-based equity awards that would have vested in the twelve months following termination. Upon a termination of employment by the Company without “Just Cause” or by Dr. Car for “Good Reason” within 12 months of a “Change in Control,” subject to execution and non-revocation of a release, Dr. Car will be eligible to receive (i) an amount equal to the sum of Dr. Car’s base salary and target bonus, payable in substantially equal installments over twelve months, (ii) continued health insurance coverage for up to twelve months following termination, (iii) a prorated target bonus for the year of termination, payable at the same time bonuses are paid to similarly-situated employees, (iv) an amount equal to Dr. Car’s target bonus, paid in twelve monthly installments and (v) accelerated vesting of all time-based vesting equity awards. Pursuant to the offer of agreement, following a termination of employment Dr. Car will also be subject to one-year non-competition and non-solicitation covenants. Under the 2022 Plan, in the event of a change in control, then contingent upon the effectiveness of the change in control, all of Dr. Car's outstanding share-based awards will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable and with respect to any share-based award subject to performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels.

DIRECTOR COMPENSATION
Overview
As a newly formed entity, we did not have any directors or pay any compensation during any fiscal year prior to the fiscal year ended December 31, 2022. Historical information concerning the compensation paid to or earned by directors of Former Parent may not be directly relevant or indicative of the compensation that any such directors have received or will receive (as applicable) as our directors, but is available in Former Parent’s previous annual proxy statements filed with the SEC. Disclosure of the compensation directors of Former Parent received during the year ended December 31, 2021 is included in the proxy statement that Former Parent filed on March 11, 2022.
2022 DIRECTOR COMPENSATION TABLE
The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of all non-employee directors of the Company. Dr. Coric, our chief executive officer, is also a director but did not receive any additional compensation for his services as a director. Dr. Coric’s compensation is set forth in the “Executive Compensation” section.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	Total ($)
Irina Antonijevic	13,750	621,155	634,905
Gregory H. Bailey, M.D.	15,000	621,155	636,155
John W. Childs	17,500	621,155	638,655
Julia P. Gregory	20,000	621,155	641,155
Michael T. Heffernan	18,750	621,155	639,905
Robert J. Hugin	18,750	621,155	639,905
Kishan Mehta	12,500	621,155	633,655
(1)    The amounts in the table reflect pro-rated amounts for the period from October 3, 2022 through December 31, 2022, representing the portion of the fiscal year in which the individual served as a non-employee director of the Company.
(2)    This column reflects the full grant date fair value for awards granted during the year on or after the closing date of the Merger. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing the stock option awards are described in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(3)    On October 3, 2022 each of our non-employee directors received an option grant to purchase 125,000 common shares at an exercise price of $7.00 per share. The shares underlying this option vest in four equal tranches on October 3, 2022, 2023, 2024 and 2025.
(4)    The following table provides information about outstanding stock options held by each of our non-employee directors as of December 31, 2022:

Name	Option Awards(i)
Irina Antonijevic	125,000
Michael T. Heffernan	125,000
Gregory H. Bailey, M.D.	125,000
Robert J. Hugin	125,000
John W. Childs	125,000
Julia Gregory	125,000
Kishan Mehta	125,000
(i)    These option awards consist of an option to purchase 125,000 common shares, all of which will vest in four equal tranches on October 3, 2022, 2023, 2024 and 2025.

Director Compensation Policy
Our director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders.
Annual Cash Compensation
Under our director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairman of the Board and the chair of each committee receive an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our Board. The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Board Service Retainer
All non-employee directors	$50,000
Non-executive Chairman of the Board (in addition to non-employee director service retainer above)	$35,000
Annual Committee Member Service Retainer
Member of the Audit Committee	$10,000
Member of the Compensation Committee	$10,000
Member of the Nominating and Corporate Governance Committee	$5,000
Annual Committee Chair Service Retainer
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$20,000
Chair of the Nominating and Corporate Governance Committee	$10,000
We also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.
Annual Equity Compensation
The equity compensation set forth below is granted under the 2022 Plan. All stock options granted under this plan and the director compensation policy are nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2022 Plan) of the underlying common shares on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2022 Plan).
Initial Equity Grant
On September 29, 2022 the Board approved an option grant of 125,000 shares for each of non-employee directors, to be granted following the closing of the Merger. This initial grant is in lieu of any and all initial grants that a director would otherwise be entitled to pursuant to the subsequently adopted non-employee director compensation policy for election to the Board (or, if such date is not a market trading day, the first market trading day thereafter). The common shares subject to each stock option will vest as follows: 25% on grant and 25% on each of the following anniversaries, subject to the non-employee director’s continuous service through each such vesting date.
Annual Equity Grant
On the date of each annual shareholder meeting, each non-employee director who continues to serve as a non-employee member after the annual shareholder meeting of the Board will be automatically, and without further action by the Board or compensation committee of the Board, granted a stock option to purchase common shares with an aggregate grant date fair value of $485,944. The shares subject to each stock option will vest in full on the earlier of (a) the first anniversary of the applicable annual shareholder meeting at which the option was granted or (b) the date of the annual shareholder meeting following the annual shareholder meeting at which the option was granted, in each case subject to the non-employee director’s continuous service through such vesting date. The Board determined that the equity grants should have a set fair market value to better align with market practice and to ensure that no non-employee director, as a result of the volatility in our stock price, receives equity compensation that, when aggregated with annual compensation, exceeds the $1,000,000 limit set forth in the 2022 Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table shows information regarding our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 1)(1)
Equity compensation plans approved by security holders	8,959,215	$7.00	560,019
Equity compensation plans not approved by security holders	—	—	—
Total	8,959,215	$7.00	560,019
(1)    Consists of (i) 166,250 common shares related to the 2022 Plan and (ii) 393,769 common shares related to the 2022 Employee Stock Purchase Plan (the "ESPP") reserved for future issuance as of December 31, 2022. The number of common shares reserved for issuance under the 2022 Plan automatically increases on January 1 of each calendar year through January 1, 2032, by 4% of the total number of common shares outstanding on December 31 of the preceding calendar year, provided that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth above. Pursuant to this authority, an additional 2,727,619 shares were added to the number of available shares under the 2022 Plan effective January 1, 2023. The number of common shares reserved for issuance under the ESPP automatically increases on January 1 of each calendar year through January 1, 2027, by 1% of the total number of common shares outstanding on December 31 of the preceding calendar year, provided that prior to the date of any such increase, the Board may determine that such increase will be less than the amount set forth above. Pursuant to the terms of the Company's 2022 ESPP, an additional 681,904 common shares were added to the number of available shares under the 2022 ESPP effective January 1, 2023. As of the date of this proxy statement, no common shares have been purchased under the ESPP.
(2)    The weighted-average exercise price does not include RSUs.

TRANSACTIONS WITH RELATED PERSONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written Related Person Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:
•    the risks, costs and benefits to us;
•    the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•    the availability of other sources for comparable services or products; and
•    the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
CERTAIN RELATED PARTY TRANSACTIONS
Except as described below, there have been no transactions since our inception, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”
Transition Services Agreement
The Company entered into the Transition Services Agreement with the Former Parent under which the Company or one of its affiliates will provide the Former Parent, and the Former Parent or one of its affiliates will provide the Company, with certain transition services for a limited time to ensure an orderly transition following the spin-off of Biohaven from the Former Parent (“Spin-Off”). The services that the Company and the Former Parent agreed to provide to each other under the Transition Services Agreement include certain finance, information technology, clinical study support, human resources and compensation, facilities, financial reporting and accounting and other services. The Company will pay the Former Parent, and the Former Parent will pay the Company, for any such services received by the Former Parent or the Company, as applicable, at agreed amounts as set forth in the Transition Services Agreement.

United States Distribution Services Agreement
The Company entered into a United States Distribution Services Agreement with the Former Parent, pursuant to which the Company shall continue to serve as the Former Parent’s distributor and agent for the distribution of the pharmaceutical product Nurtec® ODT in the United States for a limited period of time following the Spin-Off. Under the Distribution Services Agreement, the Former Parent and Pfizer Inc. have agreed to indemnify the Company for, among other things, losses resulting from the conduct of the distribution business or actions taken at the direction of the Former Parent.
Outsourcing & Employee Transfer Agreement
The Company entered into Outsourcing & Employee Transfer Agreements, one with Pfizer Inc., Bulldog (BVI) Ltd., the Former Parent and Biohaven Pharmaceuticals, Inc. (“U.S. Employer”), and the other with Pfizer Inc., Bulldog (BVI) Ltd., Former Parent, and BioShin (Shanghai) Consulting Services Co., Ltd. (“Chinese Employer”), pursuant to which the Chinese Employer and the U.S. Employer will, among other things, provide Pfizer Inc. with the services of, and remain the employers of, certain of their employees for a limited period of time following the Spin-Off. During such period, Pfizer Inc. or one of its affiliates will pay the U.S. Employer for employee-related expenses for its employees (including the cost of salary and wages) and will pay the Chinese Employer a service fee based on employee-related expenses for its employees (including the cost of salary and wages).
Katrina VanTyne
Katrina VanTyne, who is the sibling of Ms. Gentile, an executive of the Company, became an employee of the Company on October 3, 2022. Ms. VanTyne holds the title of Social Media Communications, and her annual base salary is $112,350. Ms. VanTyne also received other compensation of $1,311 consisting of Company contributions to her account under our 401(k) plan and life insurance premiums paid by the Company in 2022. In January 2023, Ms. VanTyne received an annual bonus of $19,661 related to services performed in the year ended December 31, 2022. In the year ended December 31, 2022, Ms. VanTyne received the following option grants:

Date of Grant	Number of Common Shares Underlying Options (#)	Exercise Price per Share ($)	Vesting Schedule
October 3, 2022	10,000	7.00	Four installments on each of October 3, 2022, 2023, 2024, and 2025, subject to Ms. VanTyne's continuing service through each vesting date.
The transactions with Ms. VanTyne are not subject to our Related Person Transaction Policy, as they are solely related to compensation for services as an employee or consultant of the Company.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Biohaven’s shareholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Biohaven. Direct your written request to Biohaven Ltd., Attn: Corporate Secretary, 215 Church Street, New Haven, CT 06510 or by phone at (401) 274-9200 or email at Douglas.Gray@biohavenpharma.com. Shareholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements that involve risks and uncertainties. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements other than statements of historical facts contained in this proxy statement are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may”, “will”, “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies or state other forward-looking information. These forward-looking statements include, but are not limited to, statements about:
•disruption from the separation from Biohaven Pharmaceutical Holding Company Ltd. (the "Separation") making it more difficult to maintain business and operational relationships;
•unknown liabilities;
•the risk of litigation and/or regulatory actions related to the Separation or our business;
•risk and costs related to the implementation of the Separation, including any changes to the configuration of the businesses included in the Separation, if implemented;
•future business combinations or disposals;
•risks related to diverting management's attention from the Company's ongoing business operations;
•our ongoing and planned clinical trials, including discovery and proof of concept trials, the status of our ongoing clinical trials, commencement dates for new clinical trials, and the timing of clinical trial results;
•our plans to pursue research and development of other products;
•our ability to enter into collaborations with third parties;
•anticipated future milestones, contingent and royalty payments and lease payments (and, in each case, their expected impact on liquidity);
•the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;
•our commercialization, marketing and manufacturing capabilities and strategy;
•our intellectual property position;
•the rate and degree of market acceptance of our products or product candidates, and our estimates regarding the potential market opportunity for our product candidates;
•our competitive position, including our competitors and competing products (including biosimilars);
•the impact of economic conditions, including increases in interest rates and inflation, on the costs of raw materials, wages, manufacturing and clinical trials and on borrowing costs;
•the timing and anticipated amounts of future tax payments and benefits (including the potential recognition of unrecognized tax benefits), as well as timing of conclusion of tax audits;
•our estimates regarding future revenues, expenses and needs for additional financing; and
•the impacts of the COVID-19 pandemic on our business, operations, commercialization plans, clinical trials, regulatory timelines and other plans.
Any forward-looking statements in this proxy statement reflect our current views with respect to future events and with respect to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, under Part I, Item 1A. Risk Factors and elsewhere therein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward- looking statements for any reason, even if new information becomes available in the future.
This proxy statement contains estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events, circumstances or numbers, including actual disease prevalence rates and market size, may differ materially from the information reflected in this report. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analyses that may, in the future, not prove to have been accurate.
OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Dated: March 23, 2023
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Biohaven Ltd., Attn: Corporate Secretary, 215 Church Street, New Haven, CT 06510.

biohaven

BIOHAVEN LTD.
215 CHURCH STREET
NEW HAVEN, CT 06510

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D99169-P87900

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BIOHAVEN LTD.

1. Election of Directors for a term expiring at the 2026 Annual Meeting of shareholders:

Nominees:	**For**	**Against**	**Abstain**
1a. Michael T. Heffernan	☐	☐	☐
1b. Irina A. Antonijevic, M.D., Ph.D.	☐	☐	☐
1c. Robert J. Hugin	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. Ratification of appointment of Ernst & Young LLP as independent auditors for fiscal year 2023.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D99170-P87900

Biohaven Ltd.
Annual Meeting of Shareholders
May 2, 2023 10:00 AM Local Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s), as proxies, Vlad Coric, M.D. and Matthew Buten, and/or any of their designees, with full power of substitution, to represent and to vote as designated on the reverse side of this ballot, all of the common shares of Biohaven Ltd. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM local time on May 2, 2023, at Rosewood Little Dix Bay, Lee Road, Virgin Gorda, British Virgin Islands, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side